Exhibit 99.1

PROXY

COLUMBINE CAPITAL CORP.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER [    ], 2017

THIS REVOCABLE PROXY IS SOLICITED BY

THE BOARD OF DIRECTORS OF COLUMBINE CAPITAL CORP.

The undersigned shareholder of Columbine Capital Corp., a Colorado state-chartered bank (the “Company”), hereby appoints John W. Perkins, Jr., David C. Boyles, and Charles J. Forster, each in his individual capacity, to serve as proxy. Such proxy will have full power to act, with full power of substitution and revocation, as the proxy of the undersigned to attend the special meeting of shareholders of the Company to be held on [                    ], September, [    ], 2017, at 4:00 p.m. Mountain Time, at the Denver Country Club, located at 1700 East First Avenue, Denver, Colorado 80218, and any adjournment or postponement thereof, and to vote all of the shares of common stock, par value $5.00 per share, that the undersigned would be entitled to vote if personally present upon the following items and to vote according to his discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1.	Approval and Adoption of the Merger Agreement. The approval and adoption of the Plan and Agreement of Merger, dated June 6, 2017, among the Company, Collegiate Peaks Bank, Glacier Bancorp, Inc., and Glacier Bank (“Merger Agreement”) as described in the Proxy Statement/Prospectus, dated [ ], 2017.

[    ]     For                 [    ]     Against                 [    ]     Abstain

2.	Approval of Proposal to Terminate the Company’s Shareholders Agreement. A proposal to approve the termination, conditioned upon the consummation of the transactions contemplated by the Merger Agreement, of the Company’s Amended and Restated Shareholders Agreement dated effective as of February 24, 2011.

[    ]     For                 [    ]      Against                 [    ]     Abstain

3.	Approval of Proposal to Adjourn Special Meeting. A proposal to approve one or more adjournments of the special meeting of the shareholders of the Company, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the Merger Agreement.

[    ]     For                 [    ]     Against                 [    ]     Abstain

The undersigned hereby ratifies and confirms all that said proxy, or his substitute(s), may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus.

This Proxy will be voted as specified by you above, or, if no choice is specified, this Proxy will be voted “For” the proposals set forth above.

Please sign exactly as your name appears on the label affixed to this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please provide name of entity and name and capacity of the person signing on behalf of such entity.

Dated:              , 2017

If an Individual:	If a Trust or Entity:

Signature:
(name of trust/entity)

Signature:	Signature: ,
(If held jointly)

As: ,
(capacity)

Signature: ,

As: ,
(capacity)

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE PRE-ADDRESSED, PREPAID ENVELOPE PROVIDED.